Exhibit 10.1

FOURTH AMENDMENT AND WAIVER TO

STOCKHOLDERS AGREEMENT

THIS FOURTH AMENDMENT AND WAIVER TO STOCKHOLDERS AGREEMENT (the “Amendment”) is made effective as of the 4th day of October, 2006, by and between (a) Getty Images, Inc., a Delaware corporation (the “Company”), and (b) Getty Investments L.L.C., a Delaware limited liability company (“Getty Investments”), Mark Getty, Jonathan Klein, Abacus (C.I.) Limited, as trustee of The October 1993 Trust, and Abacus Trust Company Limited, as trustee of the JD Klein Family Settlement (as successor by assignment from Crediton Limited).

RECITALS

A. The parties entered into that certain Stockholders Agreement dated as of February 9, 1998, as amended and supplemented by a Deed of Adherence dated as of February 28, 1999, a Deed of Amendment dated as of February 28, 1999, and a Third Amendment to Stockholders Agreement dated as of May 1, 2003 (the Stockholders Agreement as amended and supplemented is referred to as the “Stockholders Agreement”).

B. The Orpheus Trust and the Pleiades Trust (collectively, the “Gordon Trusts”) were members of Getty Investments and constitute Permitted Transferees of Getty Investments under the terms and conditions of the Stockholders Agreement.

C. Effective as of October 4, 2006, the Orpheus Trust received a distribution of 769,567 Shares and the Pleiades Trust received a distribution of 577,175 Shares, in connection with the merger of Getty Investments with and into Getty Investments Continuation L.L.C., a Delaware limited liability company.

D. The parties hereto agree that the Gordon Trusts should not be construed as members of the Getty Group and, accordingly, should not be parties to the Stockholders Agreement.

E. All terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Stockholders Agreement.

NOW THEREFORE, in consideration of the foregoing and the mutual promises and covenants contained herein, the parties agree as follows.

1. Waiver. Compliance with any provision of the Stockholders Agreement that prohibits, conditions, limits, delays or otherwise restricts the Sale of Shares, including any notice requirements, is hereby waived, solely with respect to the distribution of an aggregate of 1,346,742 Shares by Getty Investments to the Gordon Trusts as described above, which distribution was effective as of October 4, 2006.

2. Party to Stockholders Agreement. The parties hereby agree and acknowledge that the Gordon Trusts shall not be required to enter into the Stockholders Agreement in order for the distribution of the

Shares to be effective as of October 4, 2006. The parties further acknowledge that the Gordon Trusts are not members of the Getty Group.

3. Amendment to Notice Provision. Section 4.02 of the Stockholders Agreement is hereby amended by deleting the text therein and replacing such text with the following:

“Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by facsimile, by telegram or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 4.02).

(a)	if to Getty Images or members of the Getty Group other than Getty Investments:

Getty Images, Inc.

601 North 34th Street

Seattle, WA 98103

Facsimile: (206) 925-5623

Attention: Jeff Beyle, General Counsel

(b)	if to Getty Investments:

Getty Investments L.L.C.

1325 Airmotive Way

Suite 262

Reno, NV 89502

Facsimile: (775) 786-5414

Attention: Jan D. Moehl

with a copy to:

Sutton Place Investments

101 Huntington Avenue

Boston, MA 02199-7669

Facsimile: (617) 217-3501

Attention: Mark Jenness”

4. Full Force and Effect. All other provisions of the Stockholders Agreement not otherwise waived or modified herein shall remain in full force and effect.

5. Governing Law. The terms and conditions of this Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.

6. Counterparts. This Amendment may be executed in two or more counterparts, each of which when taken together shall constitute a single agreement.

[Signatures appear on the following pages]

IN WITNESS WHEREOF, the parties have executed this Fourth Amendment to Stockholders Agreement effective as of the date first written above.

GETTY IMAGES, INC.

By:	/s/ JEFFREY L. BEYLE
Name/Title: Jeffrey L. Beyle, General Counsel

GETTY INVESTMENTS L.L.C.

By:	/s/ JAN D. MOEHL
Name/Title: Jan D. Moehl, Officer

/s/ MARK H. GETTY
MARK H. GETTY, individually

/s/ JONATHAN D. KLEIN
JONATHAN D. KLEIN, individually

ABACUS (C.I.) LIMITED, as Trustee of The October 1993 Trust

By:	/s/ M.D. DE FIGUEIREDO
Name/Title: M.D. de Figueiredo, Director

By:	/s/ STEPHEN RITZEMA
Name/Title: Stephen Ritzema, Authorized Signatory

ABACUS TRUST COMPANY LIMITED, as Trustee of the JD Klein Family Settlement

By:	/s/ A.D. ASH
Name/Title: A.D. Ash, Director

By:	/s/ JP WATTERSON
Name/Title: JP Watterson, Director